                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                  FORM 8-K/A

                                AMENDMENT NO. 1
                                     TO
                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                March 16, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                                 uMember.com, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Colorado                 33-17229-D             84-0978689
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number


           10350 Santa Monica Boulevard, Los Angeles, California 90025
           -----------------------------------------------------------
           Address of Principal Executive Offices             Zip Code



                                (310) 552-3444
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


                                     None
           -----------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report

This Amendment No. 1 to the Current Report on Form 8-K dated March 16, 2000 of uMember.com, Inc. (uMember or the Company - formerly Art Cards, Inc.) relates to uMember's acquisition of uMember.com, Inc., a California corporation (uMember - California), pursuant to a Share Exchange Agreement between the Company and uMember - California. The purpose of this amendment is to provide the financial statements of uMember - California required by Item 7(a) of Form 8-K and the pro forma audited financial information required by Item 7(b) of Form 8-K, which information was excluded from the original filing in reliance upon Item 7(a)(4) of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     DESCRIPTION                                                     PAGE

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         (i) Independent Public Accountants' Report of
             Arthur Andersen LLP, dated May 12, 2000 ...............   F-1

        (ii) uMember, Inc. (California) Balance Sheets as
             of March 31, 2000 (unaudited) and December 31, 1999 ...   F-2

       (iii) uMember, Inc. (California) Statements of Operations
             for the three months ended March 31, 2000
             (unaudited) and the periods February 1, 1999
             (date of inception) to March 31, 1999 (unaudited),
             December 31, 1999 and March 31, 2000 (unaudited) ......   F-3

        (iv) uMember, Inc. (California) Statements of
             Stockholders' Equity (Deficit) for the three
             months ended March 31, 2000 (unaudited) and the
             periods February 1, 1999 (date of inception) to
             March 31, 1999 (unaudited), December 31, 1999 and
             March 31, 2000 (unaudited) ...........................    F-4

         (v) uMember, Inc. (California) Statements of Cash Flows
             for the three months ended March 1, 2000 (unaudited)
             and the periods February 1, 1999 (date of inception)
             to March 31, 1999 (unaudited), December 31, 1999
             and March 31, 2000 (unaudited) .......................    F-5

        (vi) uMember, Inc. (California) Notes to Financial
             Statements for the three months ended March 31,
             2000 (unaudited) and the periods February 1, 1999
             (date of inception) to March 31, 1999 (unaudited),
             December 31, 1999 and March 31, 2000 (unaudited) .....    F-6

     (b)  PRO FORMA FINANCIAL INFORMATION (UNAUDITED) .............    F-16

         (i) Pro Forma Combined Statement of Operations for
             the period ended December 31, 1999 ...................    F-17

        (ii) Pro Forma Combined Statement of Operations for the
             three months ended March 31, 2000 ....................    F-18

       (iii) Notes to Pro Forma Combined Financial Statements .....    F-19

     (c)  EXHIBITS

   Exhibit
   Number   Description                              Location

     2.1    Share Exchange Agreement dated as        Incorporated by reference
            of March 16, 2000 between uMember.com,   to uMember's Current
            Inc. (previously Art Cards, Inc.)        Report on Form 8-I filed
            and uMember.com, Inc. (California)       on March 31, 2000



                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UMEMBER.COM, INC.


Dated:  May 30, 2000                   By: /s/ Sharon A. Vanzant
                                           Sharon A. Vanzant
                                           Chief Financial Officer
                                           and Chief Operating Officer

INDEPENDENT PUBLIC ACCOUNTANTS' REPORT


To the Board of Directors and Stockholders of uMember.com Inc.:

We have audited the accompanying consolidated balance sheet of uMember.com (a California corporation in the development stage) as of December 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the period from inception (February 1, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of uMember, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the period from inception (February 1, 1999) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company is a development-stage enterprise with no significant operating results to date. The factors discussed in Note 1 to the financial statements raise a substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Arthur Andersen LLP

Arthur Andersen LLP


Los Angeles, California
May 12, 2000
                         uMember.com, Inc. - California
                        (A Development Stage Enterprise)

                                 Balance Sheet
                   As of March 31, 2000 and December 31, 1999

                                               March 31,     December 31,
                                                 2000            1999
                                              (Unaudited)
ASSETS:

Cash                                           $        -     $        -
Accounts Receivable                                12,690              -
Due from Employees                                 21,933         19,533
Due from Affiliate                              1,611,431              -
Inventory                                         135,387              -
Prepaids and Other Current Assets                 121,385         41,978
                                               ----------     ----------
     Total Current Assets                       1,902,826         61,511
                                               ----------     ----------

Property & Equipment                            1,822,374        465,546
Less: Accumulated Depreciation and
 Amortization                                    (111,431)       (27,645)
                                               ----------     ----------
     Net Property & Equipment                   1,710,943        437,901
                                               ----------     ----------
Total Assets                                   $3,613,769     $  499,412
                                               ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):

Accounts Payable                               $  383,509     $  219,092
Current Portion - Capital Lease Obligation        384,088              -
Due to Affiliate                                        -      1,234,880
                                               ----------     ----------
     Total Current Liabilities                    767,597      1,453,972
                                               ----------     ----------

Long Term Capital Lease Obligation                668,673              -
                                               ----------     ----------

Commitments and Contingencies

STOCKHOLDERS' EQUITY:

Common Stock, no par value; 100,000,000
 shares authorized, 20,002,633 and
 5,000,000 issued and outstanding at
 March 31, 2000 and December 31, 1999,
 respectively                                   3,898,754              -
Deficit Accumulated During the
 Development Stage                             (1,721,255)      (954,560)
                                               ----------     ----------
     Total Stockholders' Equity (Deficit)       2,177,499       (954,560)
                                               ----------     ----------
Total Liabilities and Stockholders'
 Equity (Deficit)                              $3,613,769     $  499,412
                                               ==========     ==========

See Accompanying Notes to Financial Statements.

                        uMember.com, Inc. - California
                       (A Development Stage Enterprise)

                            Statements of Operations
                        Three Months Ended March 31, 2000,
              and the Periods February 1, 1999 (Date of Inception)
            to March 31, 1999, December 31, 1999 and March 31, 2000

                         Three Months
                            Ended         February 1, 1999 (Date of Inception) to
                           March 31,       March 31,     December 31,    March 31,
                            2000             1999           1999           2000
                         (Unaudited)     (Unaudited)                    (Unaudited)

Revenue                   $   14,816      $       -      $       -      $    14,816
Cost of Sales                 14,745              -              -           14,745
                          ----------      ---------      ---------      -----------
Gross Profit                      71              -              -               71

Operating Expenses:
Selling, General and
 Administrative              661,348         19,064        895,570        1,556,918
Depreciation and
 Amortization                 83,785              -         27,646          111,431
                          ----------      ---------      ---------      -----------
Total Operating Expenses     745,133         19,064        923,216        1,668,349
                          ----------      ---------      ---------      -----------

Loss Before Interest
 and Taxes                  (745,062)       (19,064)      (923,216)      (1,668,278)

Interest Expense, Net         21,633            167         30,544           52,177
                          ----------      ---------      ---------      -----------

Loss Before Taxes           (766,695)       (19,231)      (953,760)      (1,720,455)
Provision for Income
 Taxes                             -              -            800              800
                          ----------      ---------      ---------      -----------
Net Loss                  $ (766,695)     $ (19,231)     $(954,560)     $(1,721,255)
                          ==========      =========      =========      ===========

Basic Loss per Share      $   (0.055)     $  (0.004)     $  (0.191)     $    (0.129)
                          ==========      =========      =========      ===========

Average Common Shares
 Outstanding              13,892,424      5,000,000      5,000,000       13,347,221
                          ==========      =========      =========      ===========




See Accompanying Notes to Financial Statements


                      uMember.com., Inc.  - California
                      (A Development Stage Enterprise)

                 Statements of Stockholder's Equity (Deficit)
               Three Months Ended March 31, 2000, and the Periods
                      February 1, 1999 (Date of Inception)
                    to December 31, 1999 and March 31, 2000

                                                        Retained
                                                        Earnings          Total      Comprehensive
                               Common Stock           (Accumulated    Stockholders'     Income
                           Shares         Amount         Deficit)         Equity        (Loss)

Balance at Inception               -    $        -     $         -     $          -     $       -
Issuance of Founders'
 Stock                     5,000,000             -               -                -             -
Net Loss                           -             -        (954,560)        (954,560)     (954,560)
                          ----------    ----------     -----------     ------------     ---------

Balance at December
 31, 1999                  5,000,000             -        (954,560)        (954,560)     (954,560)
                                                                                        =========
Issuance of Stock for
 Past Services for
 $6.78 (1)                    15,125       102,500               -          102,500
Issuance of Stock in
 Exchange for Can-
 celled Warrants for
 $2.50 (2)                    27,500        68,750               -           68,750
Exercise of Employee Stock
 Options for $0.025 (3)      639,200        15,980               -           15,980
Recapitalization Related
 to Reverse Acquisition    9,318,175             -               -                -
Art Cards, Inc. Shares
 Outstanding Prior to
 Reverse Acquisition         479,233             -               -                -
Repurchase and Retirement
 of Art Cards, Inc.
 Shares in Reverse
 Acquisition for $13.24      (13,600)     (180,000)              -         (180,000)
Stock Sold in Private
 Placement for $2.50 per
 Share, Net of Expenses,
 Except Finders Fee        2,000,000     3,891,524               -        3,891,524
Issuance of Stock as
 Finders Fee for Reverse
 Acquisition, Net of
 Expense Impact            2,537,000             -               -                -
Net Loss                           -             -        (766,695)        (766,695)     (766,695)
                          ----------    ----------     -----------     ------------     ---------
Balance at March 31,
 2000 (unaudited)         20,002,633    $3,898,754     $(1,721,255)    $  2,177,499     $(766,695)
                          ==========    ==========     ===========     ============     =========

      (1)   Share price determined based on cost of services provided
      (2)   Share price determined based on estimated fair value of stock at issuance date
      (3)   Option price determined based on estimated fair value of stock at option grant date


   See Accompanying Notes to Financial Statements


                        uMember.com, Inc. - California
                       (A Development Stage Enterprise)

                            Statements of Cash Flow
                Three Months Ended March 31, 2000, and the Periods
                      February 1, 1999 (Date of Inception)
             to March 31, 1999, December 31, 1999 and March 31, 2000

                                   Three Months
                                      Ended         February 1, 1999 (Date of Inception) to
                                     March 31,       March 31,     December 31,    March 31,
                                      2000             1999           1999           2000
                                   (Unaudited)     (Unaudited)                    (Unaudited)
Operating Activities:
 Net Loss                           $  (766,695)    $(19,231)      $  (954,560)   $(1,721,255)
 Adjustments to reconcile net
  loss to net cash used in
  operating activities
   Depreciation and amortization         83,785            -            27,646        111,431
   Consulting fees exchanged for C/S          -            -                 -        102,500
   Change in operating assets and
    liabilities:
     Accounts receivable                (12,690)           -                 -        (12,690)
     Due from employees                  (2,400)           -           (19,533)       (21,933)
     Inventory                         (135,387)           -              -          (135,387)
     Prepaids and other assets          (79,407)      (7,368)          (41,979)      (121,385)
     Accounts payable                   266,916            -           219,092        383,508
                                    -----------     --------       -----------    -----------
Net Cash Used in Operating
 Activities                            (645,878)     (26,599)         (769,334)    (1,415,211)
                                    -----------     --------       -----------    -----------
Investing Activities:
 Purchase of property and
  equipment                            (204,562)           -          (465,546)      (670,108)
                                    -----------     --------       -----------    -----------
Net Cash Used in Investing
 Activities                            (204,562)           -          (465,546)      (670,108)
                                    -----------     --------       -----------    -----------
Financing Activities:
 Net proceeds from issuance of
  common stock                        3,796,254            -                 -      3,796,254
 Due to/from affiliate               (2,846,310)      50,167         1,234,880     (1,611,431)
 Capital lease payments                 (99,504)           -                 -        (99,504)
                                    -----------     --------       -----------    -----------
Net Cash Provided by Financing
 Activities                             850,440       50,167         1,234,880      2,085,319
                                    -----------     --------       -----------    -----------
Net Increase in Cash                          -       23,568                 -              -
Cash Beginning of Period                      -            -                 -              -
                                    -----------     --------       -----------    -----------
Cash End of Period                  $         -     $ 23,568       $         -    $         -
                                    ===========     ========       ===========    ===========
Supplemental Disclosure of Cash
 Flows Information:
  Cash paid during the period for
   Income Taxes                     $         -     $      -       $       800    $       800
   Interest                         $    21,633     $    167       $    30,544    $    52,177

Non-Cash Financing Activities:
 Purchase of Computer Equipment
  Under Capital Lease               $ 1,152,266     $      -       $         -    $ 1,152,266
  Issuance of Common Stock for
   Past Services                    $   102,500     $      -       $         -    $   102,500
  Issuance of Common Stock in
   Exchange for Cancellation of
   Warrants                         $    68,750     $      -       $         -    $    68,750

See Accompanying Notes to Financial Statements

                       uMember.com, Inc. - California
                      (A Development Stage Enterprise)

                        Notes to Financial Statements

                      Three Months Ended March 31, 2000,
           and the Periods February 1, 1999 (Date of Inception) to
            March, 31, 1999, December 31, 1999 and March 31, 2000

NOTE 1 - ORGANIZATION

     uMember.com, Inc. (uMember - California, or the Company) was incorporated in California in January 1999. uMember - California is a membership based internet company providing discounted on-line shopping and an internet community with auctions, news, entertainment, and personal interest activities.

     Prior to the reverse acquisition with Art Cards, Inc. in March 2000 (See
Note 4 - Reverse Acquisition and Private Placement), uMember - California was the business-to-customer subsidiary of Wareforce.com, Inc., (Wareforce) a technology solution provider that focuses on the business-to-business market. Subsequent to the reverse acquisition, Wareforce remains the largest single shareholder in uMember.com, Inc.

     The Company is considered a development stage enterprise devoting substantially all of its efforts to establishing customers and vendor relationships, establishing complete product lines, and building its operational infrastructure. The Company is subject to the risks and challenges associated with other companies at a similar stage of development including dependence on key individuals, successful development and marketing of its products and services, the continued acceptance of the Internet as a medium for electronic commerce, and competition from substitute products and services and larger companies with greater financial, technical management and marketing resources.

     During 1999, and the first quarter of 2000, the Company concentrated on building its Website, and developing its administrative and sales infrastructure. As a result, the Company had a working capital deficit of $1,392,460 at December 31, 1999 and net losses of $954,560 and $766,695
(unaudited) for the periods ended December 31, 1999 and March 31, 2000, respectively. To continue to progress on its business plan, the Company plans to raise additional working capital through private offerings of equity. Management believes that funds on hand (including net proceeds of the recent private placement due from Wareforce - see Note 4 - Reverse Acquisition and Private Placement), available from vendors under standard trade credit terms and to be raised in private placements subsequent to March 31, 2000, will be sufficient to fund its needs through at least March 31, 2001. There can be no assurance that the Company will obtain sufficient funds to execute its business plan or generate positive operating results. Accordingly, there is substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Cash:

     Cash includes cash and money market accounts in which funds may be deposited or withdrawn at any time without prior notice or penalty.

Accounts Receivable:

     Accounts receivable represent amounts due from business-to-business transactions, and from credit card transactions that have not yet been
credited to the Company's merchant account.   Accounts receivable from one
customer accounted for 100% (unaudited) of the balance at March 31, 2000 (See
Note 10 - Related Parties).

Inventory:

     Inventory consists primarily of special purchases made of products not available from distributors on a drop-ship basis, or for which the purchase price is substantially better if the company takes delivery of the products. Inventory is maintained in third party fulfillment centers, and is stated at the lower of cost or market; cost is determined using the first-in, first-out method of accounting.

Property and Equipment:

     Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the specific asset (generally five years). Leasehold improvements are amortized over the lease term or the estimated useful life, whichever is shorter. Expenditures for repairs and maintenance are charged to expense as incurred, while improvements and betterments that prolong the useful life of the asset are capitalized and depreciated over their estimated useful lives.

Capitalized Software:

     The costs associated with internally developed software used in the Company's operations, including its Website, are capitalized as soon as the related project is determined to be viable. The costs of purchased software and licenses are capitalized at the date of purchase. Costs of graphic art and changes to the Website are capitalized or expensed, depending upon their nature. Capitalized software is amortized over its estimated useful life (generally 3 years) commencing when it is placed in service.

Equity:

     In October 1999, the Company had a 5 for 1 stock split. All share amounts and per share data have been retroactively restated to reflect the stock split. In connection with the reverse acquisition (see Note 4 - Reverse Acquisition and Private Placement), the 5,681,825 shares of uMember.com - California common stock outstanding at March 16, 2000 was exchanged at a rate of one share of uMember.com - California for 2.640 shares of uMember.com, Inc. (previously Art Cards, Inc.). The financial statements and earnings per share data have been retroactively restated to reflect the post acquisition share amounts.

Income Taxes:

     The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Under SFAS 109, deferred income tax assets or liabilities are computed based on the temporary difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses and credits are based on the changes in the deferred income tax assets and liabilities from period to period.

Use of Estimates:

     In the normal course of preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:

     The Company records revenues upon shipment of merchandise or, if drop shipped, upon notification from supplier that shipment has occurred. The Company reserves for bad debt, warranties and product returns at the time of sale, and such amounts are based upon historical experience and available industry statistics. There were no reserves for bad debt, warranties and product returns recorded as of December 31, 1999 or March 31, 2000.

Loss per Share:

     Basic loss per share in the accompanying financial statements is calculated based on weighted average shares outstanding for the period. Common share equivalents consist of options to purchase the Company's common stock, and were not considered as they would be anti-dilutive and had no impact on the loss per share for the periods presented.

NOTE 3 - ACQUISITION BY WAREFORCE

     In April 1999, Wareforce acquired a 70% interest in the Company from the Company's founders. As part of the acquisition agreement, Wareforce agreed to fund $1,000,000 of uMember's operations. This amount was to be repaid at the earlier of February 20, 2001 or the date of the Company's successful Initial
Public Offering or Private Placement.   The total amount due under this loan
agreement of $2,672,515 (unaudited) was repaid with a portion of the proceeds from the private placement at March 16, 2000. (See Note 4 - Reverse
Acquisition and Private Placement).   Interest accrued under this loan
agreement at the bank prime rate.

NOTE 4 - REVERSE ACQUISITION AND PRIVATE PLACEMENT

     In March 2000 uMember - California entered into a reverse acquisition transaction with Art Cards, Inc., (Art Cards) a Colorado corporation incorporated in January 1984. At the time of the transaction Art Cards was inactive. Art Cards' assets and liabilities were nominal at the date of the reverse acquisition. The transaction is accounted for as a reverse merger acquisition, which results in a recapitalization of uMember - California in as much as it is deemed to be the acquiring entity for accounting purposes. In contemplation of the merger Art Cards changed its name to uMember.com, Inc. in March 2000. Also in contemplation of the merger, Art Cards a) completed a 1 for 2,050 reverse split of its stock, reducing the outstanding shares to approximately 479,000 from 978,402,000 (after round-up for partial shares); b) reduced the authorized Common Stock from 3,000,000,000 shares to 100,000,000 shares; and c) changed the par value of the Common Stock to no par from $0.0001. In connection with the reverse acquisition, certain persons were issued 2,537,000 shares of the uMember.com, Inc.'s common stock as payment of finder's fees for the transaction.

     Concurrent with the reverse acquisition, the Company entered into Subscription Agreements with a number of investors to sell 2,000,000 shares of the Company's stock for $5,000,000. Certain agents were granted an aggregate of $750,000 as commission on the sale of stock under the Subscription Agreements. Additionally, 42,625 common shares valued at $171,250 were issued in connection with the private placement related to services performed, of which $102,500 represented the payment for amounts included in Accounts Payable at December 31, 1999 and $68,750 represented stock issued in connection with the cancellation of warrants issued to stockholder of the Company in February 1999. The cancellation was required as part of the Private placement, and therefore is included in the cost of the private placement.

NOTE 5 - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following as of:

                                             March              December
                                             2000                 1999
                                                               (unaudited)
                                           ----------          ------------

     Computer equipment                    $ 1,377,034         $  161,238
     Capitalized software                      399,908            268,778
     Furniture and fixtures                     45,432             35,530
                                           -----------         ----------
                                             1,822,374            465,546
     Less: accumulated depreciation
      and amortization                        (111,431)           (27,645)
                                           -----------         ----------
     Net property and equipment            $ 1,710,943         $  437,901
                                           ===========         ==========

NOTE 6 - CAPITAL LEASE (Unaudited)

     In November 1999 the Company entered into a lease of equipment that contains a bargain purchase option. Accordingly, the Company has accounted for this lease as a capital lease in the first quarter of 2000, when the related equipment was installed and placed in service. The principal amount of the lease, $1,152,266 has been included in Property and Equipment and is being amortized over the estimated 5 year life of the equipment.

Minimum lease payments under this lease are as follows as of March 31, 2000:

     2000                                  $    323,226
     2001                                       430,968
     2002                                       430,968
                                           ------------
     Total minimum lease payments             1,185,162
     Less amount representing interest         (132,401)
                                           ------------
     Present value of net minimum lease
      payments                                1,052,761
     Less current maturities                   (384,088)
                                           ------------
     Long-term obligation                  $    668,673
                                           ============

NOTE 7 - COMMON STOCK

     In January 1999, the Company issued 5,000,000 shares of no par value common stock to its founders (adjusted for the 5 to 1 split which occurred in October 1999). As a result of the 5 to 1 split, the authorized common stock of the Company was increased from 10 million to 50 million in October 1999.
In February 1999, a warrant to purchase 100,000 shares (adjusted for 5 to 1 split) of the Company's common stock was issued to an individual for services rendered to the Company. In connection with the reverse acquisition (see Note 4 - Reverse Acquisition and Private Placement) this warrant was cancelled and replaced with 27,500 shares of uMember - California common stock. The shares issued in connection with the cancellation of the warrants previously outstanding to a stockholder of the Company were valued at $68,750. The Company also issued 15,125 shares of its common stock to a vendor as payment of $102,500 in past services included in Accounts Payable at December 31, 1999.

     During 1999 and the first quarter of 2000 the Company issued immediately vested options to purchase 639,200 shares of common stock to officers and employees of the Company, and officers and employees of Wareforce, at approximately $0.025 per share (fair value as determined by the Company's Board of Directors) for services performed. During March 2000, these options were exercised, and along with the 5,042,625 shares outstanding, exchanged for 15,000,000 shares of uMember.com, Inc. in the reverse acquisition.

     In March 2000, prior to the reverse acquisition, approximately 479,000
shares of Art Cards, Inc. common stock were outstanding.   Of these shares,
13,600 shares held by the President of Art Cards were purchased by uMember-California for $180,000, and subsequently retired. The remaining approximately 465,400 were exchanged for the same number of new uMember.com,
Inc. shares.   The purchase price of the shares retired is recorded in
stockholders' equity in the accompanying financial statements.

     As a result of the reverse acquisition of Art Cards, outstanding common stock was increased to 20,002,633 and authorized common stock to 100,000,000 in March 2000. The shares have no par value, and as a result, Paid-in-Capital previously recorded has been reclassified to Common Stock in the accompanying financial statements.

NOTE 8 - STOCK OPTION PLAN

     During 1999 the Board approved the uMember - California 1999 Stock Option/Stock Issuance Plan (the Plan). The Plan has three separate equity programs: the discretionary option grant program, the stock issuance program and the automatic option grant program. As part of the Plan, the 1,000,000 shares of common stock available for issuance at the inception of the plan is subject to increases each year equal to one percent of the common stock outstanding on December 31 of the preceding year. Incentive stock options will be granted at a price that is not less than 100 percent of fair value of the stock at the date of grant, and non-qualified stock options will be granted at a price that is not less than 85 percent of fair value of the stock at the date of grant. Options vest as determined by the plan administrator and are generally exercisable over a period not to exceed ten years. Options granted that did not call for immediate vesting, vest over four years from the date of grant.

     In connection with the reverse acquisition (see Note 4 - Reverse Acquisition and Private Placement), the options outstanding under the Plan were assumed by the Art Cards 2000 Stock Option/Stock Issuance Plan (the "Art Cards Plan"). The Art Cards Plan has substantially the same terms and conditions as the Plan, except that it authorizes 2,000,000 shares of common stock for issuance.

     The number of options and weighted-average exercise prices of options for each of the following groups of options, for the periods indicated, are as follows (adjusted for the effect of the 5 for 1 split in October 1999):

                                              Number of     Weighted Average
                                              Options       Exercise Prices
                                             -----------    ----------------
Options outstanding at February 1, 1999                -                -
 Granted                                         851,200           $0.025
 Exercised                                             -                -
 Cancelled                                        95,000            0.025
Options outstanding at December 31, 1999         756,200            0.025
Exercisable at December 31, 1999                 556,200            0.025
  Granted (unaudited)                            181,000            0.1481
  Exercised (unaudited)                          639,200            0.025
  Cancelled (unaudited)                           57,500            0.025
Options outstanding at March 31, 2000
 (unaudited)                                     240,500            0.1176
Exercisable at March 31, 2000 (unaudited)              -                -

     As of December 31, 1999, 756,200 shares were outstanding, with a weighted average exercise price of $0.025, and a weighted average remaining contractual life of 8.37 years.

     The following table summarizes information about stock options outstanding at March 31, 2000 (unaudited):

                     Weighted Average    Remaining
Weighted-Average     Number of Option    Contractual     Number of Shares
 Exercise Price      Outstanding             Life           Exercisable
----------------     ----------------    -----------     ----------------

   $0.025                241,500         9.54 years             --
   $2.500                  9,000         9.92 years             --

     The Company accounts for the Plan under APB No. 25 and, accordingly, no compensation costs have been recognized for grants to employees in the accompanying consolidated statements of operations. If compensation costs for the Plan had been determined under SFAS No. 123, pro forma net loss would have been as follows:

                                         March 31,       December 31,
                                           2000              1999
                                        (unaudited)
                                        -----------      ------------
     Net loss as reported               $ (766,695)      $ (954,560)
     Net loss pro forma                   (775,679)        (970,742)
     Basic and diluted loss per
      share as reported                     (0.055)          (0.191)
     Basic and diluted loss per
      share pro forma                       (0.055)          (0.194)

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                Weighted-Average
                                          Assumptions for Option Grant
                                       March 31,                December 31,
                                        2000                       1999
                                     (unaudited)
                                     --------------------------------------
   Dividend Yield                       None                     None
   Expected Volatility                  None                     None
   Weighted Average Risk-Free
    Interest Rate                    5.12 percent            6.21 percent
   Expected Lives                       5 years                 5 years
   Weighted-Average Fair Value
    of Options Granted                 $0.049                   $0.049


During 1999 theCompany granted 50,000 options to non-employees. The Company accounts for stock options granted to non-employees in accordance with SFAS No. 123 which requires non-cash compensation expense be recognized over the expected period of benefit. During fiscal 1999 the amount of non-cash compensation was immaterial.

NOTE 9 - INCOME TAXES

     The (benefit) provision for income taxes is as follows as of:

                                          December 31,
                                              1999
                                          ------------
   Current:
     Federal                              $       -
     State                                      800
   Deferred:
     Federal                                      -
     State                                        -
                                          ---------
                                          $     800
                                          =========

     Net deferred income taxes consist of the tax effect of temporary differences related to the following components as of:

                                          December 31,
                                             1999
                                          ------------
   Deferred taxes:
    Start-up Costs                        $    242,046
    Net operating loss carryforward            161,243
    Depreciation                               (23,713)
     Valuation allowance                      (379,576)
                                          ------------
   Total deferred taxes                   $          -
                                          ============

     As of December 31, 1999, the Company had Federal net operating loss carryforwards of approximately $359,004, which will expire in fiscal years ending 2019. A reconciliation of the provision for income taxes to the amount computed at the Federal statutory rate is as follows:

                                          December 31,
                                              1999
                                          ------------
    Federal income tax benefit
     (provision) at the statutory rate          34 %
    State taxes, net of federal
     income tax effect                           6 %
    Valuation allowance                        (40)%
                                               ---
                                                 -
                                               ===
     The Company establishes valuation allowances in accordance with SFAS 109. The Company continually reviews the adequacy of the valuation allowances and is recognizing these benefits only as reassessment indicates it is more likely than not that the benefits will be realized.

NOTE 10 - RELATED PARTIES

     The Company was majority owned or controlled by Wareforce as of December 31, 1999 and March 31, 2000. The Company purchases computers and peripherals for its own use from Wareforce. Additionally, many of the products sold by the Company are purchased either directly from Wareforce, or from other vendors through Wareforce or Wareforce guaranteed agreements under the terms substantially the same as those provided to other customers. Goods purchased directly through Wareforce for the Company's own used totaled $51,707 and $5,645 (unaudited) for periods ended December 31, 1999 and March 31, 2000, respectively. Products purchased from Wareforce for resale totaled $12,412 (unaudited) for the three months ended March 31, 2000. No products were purchased under the Wareforce guarantees during either period.

     The Company utilized the services of Wareforce to maintain its books and records in the periods ended December 31, 1999 and March 31, 2000. The Company will be terminating these services in the second quarter of 2000. Wareforce does not charge the Company for these administrative services.

     In August 1999, the Company entered into an agreement with Wareforce, whereby Wareforce agreed to continue funding the Company's activities up to $1.0 million, and the Company agreed to repay any amounts advanced under this agreement no later than the earlier of February 20, 2001, or the date of an Initial Public Offering or Private Placement. Interest accrued on this loan agreement at the bank prime rate. As of March 16, 2000 Wareforce had funded approximately $1.6 million (unaudited) in excess of the $1.0 million commitment. This loan was repaid with the proceeds of the private placement (see Note 4 - Reverse Acquisition and Private Placement). Interest under this loan agreement was approximately $30,000 for the period ended December 31, 1999 and $10,000 (unaudited) for the quarter ended March 31, 2000.

     In connection with the private placement, and to facilitate the completion of the transaction, the net proceeds were deposited in the money market account of Wareforce. The net amount due to uMember from Wareforce will be transferred to uMember on or about June 1, 2000, when the appropriate bank accounts and accounting controls have been established. Funds maintained in the Wareforce money market accounts accrue interest at the investment rate achieved through Wareforce's investment activities.

     Approximately $1,235,000 was due to Wareforce by the Company at December 31, 1999. At March 31, 2000, approximately $1,611,000 (unaudited) was due to the Company from Wareforce.

     87% (unaudited) of the sales of the Company in the first quarter of 2000 were made to a customer that is owned by three of the Company's founders, who remain investors in the Company. The terms of the sale made to this customer were substantially better than the terms of sale would have been to an unrelated third party.

     27,500 shares were issued in connection with the cancellation of the warrants previously outstanding to a stockholder of the Company. These shares were valued at $68,750.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

     The Company leases facilities under noncancelable operating leases expiring in March 2002. The lease agreements provide for periodic cost of living adjustments based upon changes in the Consumer Price Index. Rent expense recorded by the Company totaled approximately $57,000 and $32,000 (unaudited) during 1999, and the first quarter of 2000, respectively.

     Minimum lease payments for the years ending December 31, are as follows:

          2000               $ 129,768
          2001                 129,768
          2002                  32,442
                             ---------
                             $ 291,978
                             =========

     A claim is pending against the Company.   As this claim has been recently
asserted, the Company has not had time to evaluate its merits, and no reserve
has been established by the Company for this matter.   Litigation is subject
to many uncertainties, and the outcome of individual litigated matters is not predictable with assurance. The Company does not reasonably expect, based on its analysis to date, that any adverse outcome from this matter would have a material impact on the financial position or results of operations of the Company.

NOTE 12 - SEGMENT INFORMATION

     The Company does not currently report on any business segments. While the Company has shipped products to military bases located in foreign countries, the Company has not tracked these sales by geographic area, and is not able to provide information related to these sales.

NOTE 13 - SUBSEQUENT EVENTS

     In March 2000, the Company sold in aggregate 2,000,000 shares of common stock in a private placement at an issue price of $2.50 per share for net
proceeds of $3,891,524.   (See Note 4 - Reverse Acquisition and Private
Placement).

NOTE 14 -INFORMATION RELATED TO INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These unaudited financial statements reflect, in the opinion of management, all adjustments

(which include only normal recurring adjustments) necessary to fairly present the results of operations, changes in cash flows and financial position as of and for the periods presented. These unaudited financial statements should be read in conjunction with the audited financial statements and related notes thereto, appearing elsewhere herein. The results for the interim periods presented are not necessarily indicative of results to be expected for a full year.

Part B - Pro Forma Financial Information

     In March 2000 uMember - California entered into a reverse acquisition transaction with Art Cards, Inc., (Art Cards) a Colorado corporation incorporated in January 1984. At the time of the transaction Art Cards was inactive. Art Cards' assets and liabilities were nominal at the date of the reverse acquisition. The transaction is accounted for as a reverse merger acquisition, which results in a recapitalization of uMember - California in as much as it is deemed to be the acquiring entity for accounting purposes. In contemplation of the merger Art Cards changed its name to uMember.com, Inc. in March 2000. Also in contemplation of the merger, Art Cards a) completed a 1 for 2,050 reverse split of its stock, reducing the outstanding shares to approximately 479,000 from 978,402,000 (after round-up for partial shares); b) reduced the authorized Common Stock from 3,000,000,000 shares to 100,000,000 shares; and c) changed the par value of the Common Stock to no par from $0.0001. In connection with the reverse acquisition, certain persons were issued 2,537,000 shares of the uMember.com, Inc.'s common stock as payment of finder's fees for the transaction.

     The following unaudited pro forma condensed combined statements of operations are presented to illustrate the effect of the acquisition on the
historical operating results of uMember.com   California and Art Cards and
give effect to the acquisition as if it occurred as of January 1, 1999. The pro forma adjustments included in the unaudited condensed combined statements of operations represent the Company's preliminary determination of these adjustments based on currently available information and on certain assumptions that the Company's management believes are reasonable. There can be no assurance that the actual adjustments would not have differed substantially from the pro forma adjustments. The unaudited condensed statements of operations are not necessarily indicative of either future operating results or of the operating results that might have been achieved if the forgoing transaction had been effective as of the dates indicated.

     The unaudited pro forma condensed statements of operations should be read in conjunction with the Company's and Art Cards' historical financial statements, including the notes thereto.

                                uMember.com, Inc.
                  Pro Forma Combined Statement of Operations
           February 1, 1999 (Date of Inception) to December 31, 1999
                                  (Unaudited)

                                December 31,                      Adjustments and         Pro Forma
                                   1999                           Reclassifications       March 31,
                            uMember    Art Cards   Combined        DR          CR           2000
                           ---------   ---------   ---------    ---------    ---------    ---------

Revenue                    $       -    $     -    $       -    $       -    $       -    $       -

Cost of Sales                      -          -            -            -            -            -
                           ---------    -------    ---------    ---------    ---------    ---------
     Gross Profit                  -          -            -            -            -            -
                           ---------    -------    ---------    ---------    ---------    ---------

Operating Expenses:
Selling, General and
 Administrative              895,570      7,645      903,215            -        7,645(1)   895,570
Depreciation and
 Amortization                 27,646          -       27,646            -            -       27,646
                           ---------    -------    ---------    ---------    ---------    ---------
Total Operating Expenses     923,216      7,645      930,861            -        7,645      923,216
                           ---------    -------    ---------    ---------    ---------    ---------

Income (Loss) Before
 Interest and Taxes         (923,216)    (7,645)    (930,861)           -       (7,645)   (923,216)

Interest Expense, Net         30,544          -       30,544            -            -       30,544
                           ---------    -------    ---------    ---------    ---------    ---------

Income (Loss) Before
 Taxes                      (953,760)    (7,645)    (961,405)           -       (7,645)    (953,760)

Provision for Income
 Taxes                           800          -          800            -            -          800
                           ---------    -------    ---------    ---------    ---------    ---------

Net Loss                   $(954,560)   $(7,645)   $(962,205)   $       -    $  (7,645)   $(954,560)
                           =========    =======    =========    =========    =========    =========





See accompanying notes to pro forma financial statements.

                                uMember.com, Inc.
                  Pro Forma Combined Statement of Operations
                     Three Months Ended March 31, 2000
                                  (Unaudited)




                            March 31,  March 31,                   Adjustments and        Pro Forma
                              2000       2000                      Reclassifications      March 31,
                            uMember    Art Cards   Combined       DR             CR         2000
                           ---------   ---------   ---------    ---------    ----------   ---------

Revenue                    $  14,816    $     -    $  14,816    $       -    $        -   $  14,816
Cost of Sales                 14,745          -       14,745            -             -      14,745
                           ---------    -------    ---------    ---------    ----------   ---------
     Gross Profit                 71          -           71            -             -          71
                           ---------    -------    ---------    ---------    ----------   ---------

Operating Expenses:
Selling, General and
 Administrative              661,348          -      661,348            -             -     661,348
Depreciation and
 Amortization                 83,785          -       83,785            -             -      83,785
                           ---------    -------    ---------    ---------    ----------   ---------
Total Operating Expenses     745,133          -      745,133            -             -     745,133
                           ---------    -------    ---------    ---------    ----------   ---------

Income (Loss) Before
 Interest and Taxes         (745,062)         -     (745,062)           -             -    (745,062)

Interest Expense, Net         21,633          -       21,633            -             -      21,633
                           ---------    -------    ---------    ---------    ----------   ---------

Income (Loss) Before
 Taxes                      (766,695)         -     (766,695)           -             -    (766,695)

Provision for Income
 Taxes                             -          -            -            -             -           -
                           ---------    -------    ---------    ---------    ----------   ---------

Net Income (Loss)          $(766,695)   $     -    $(766,695)   $       -    $        -   $(766,695)
                           =========    =======    =========    =========    ==========   =========




See accompanying notes to pro forma financial statements.

                              uMember.com, Inc.
               Notes to Pro Forma Combined Financial Statements

NOTE 1 - BASIS OF PRESENTATION

     The unaudited pro forma combined statements of operations for the period of inception (February 1, 1999) to December 31, 1999 and for the three months ended March 31, 2000 gives effect to the transaction as if it had occurred January 1, 1999.

     The pro forma combined financial statements are presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro forma adjustments are based on the common stock consideration exchanged by uMember.com for the fair value of the assets acquired and liabilities assumed.

NOTE 2 - PRO FORMA ADJUSTMENTS

     (1) To eliminate the operating expenses of Art Cards. Had the merger occurred as of January 1, 1999, these transactions would not have occurred.